News Release
www.aviatnetworks.com
Aviat Networks Announces Fourth Quarter and Fiscal 2016
Financial Results
Financial Highlights for Q4FY16

•	Revenue of $58.3 million; Book to Bill > 1

•	GAAP Gross Margin of 16.9%, a decline of 430 basis points year-over-year; Non-GAAP Gross Margin of 25.7%, an improvement of 440 basis points year-over-year

•	GAAP Operating Expenses of $23.1 million, a reduction of $0.6 million or 2.6% year-over-year; Non-GAAP Operating Expenses of $21.1 million, a reduction of $1.9 million or 8.3% year-over-year

•	GAAP Net Loss Attributable to Aviat Networks of $(15.2) million

•	Non-GAAP Loss from Continuing Operations Attributable to Aviat Networks of $(6.4) million

•	Adjusted EBITDA of $(4.5) million
Financial Highlights for FY16

•	Revenue of $268.7 million; Book to Bill > 1

•	GAAP Gross Margin of 23.0%, a decline of 100 basis points year-over-year; Non-GAAP Gross Margin of 24.9%, an improvement of 80 basis points year-over-year

•	GAAP Operating Expenses of $89.2 million, a reduction of $17.5 million or 16.4% year-over-year; and Non-GAAP Operating Expenses of $85.0 million, a reduction of $14.3 million or 14.4% year-over-year

•	GAAP Net Loss Attributable to Aviat Networks of $(29.9) million

•	Non-GAAP Loss from Continuing Operations Attributable to Aviat Networks of $(19.4) million

•	Adjusted EBITDA of $(11.5) million

•	Cash and cash equivalents at Fiscal 2016 year-end of $30.5 million
SANTA CLARA, Calif., September 8, 2016 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2016 fourth quarter and full year results for the fiscal year ended July 1, 2016.
Commenting on the Company’s fiscal 2016 fourth quarter results, Michael Pangia, President and CEO of Aviat Networks stated, “Our fiscal fourth quarter came in as anticipated on an operating basis. We continued to execute our strategy to realign our organization and lower our cost structure, while generating efficiencies throughout our business. During the fourth quarter, our book to bill was well above one, and we reported a 40% sequential increase in bookings, driven primarily by new Private Network contract wins in North America. While the international markets and our Mobile Operator segment continues to be challenged, we remain well positioned with our customers.”
Mr. Pangia continued, “Given changes in the market, we continue to re-allocate resources and investment dollars to drive growth within the Private Network vertical near-term, while supporting our existing Mobile Operator customer base and investing for the future. We are also exploring strategic alternatives to improve the market position and profitability of our product offerings in the international marketplace, generate additional liquidity for the Company, and enhance our valuation.”
Fiscal 2016 Fourth Quarter Results Comparisons
The Company reported total revenues of $58.3 million as compared to $87.7 million in the corresponding year-ago period. The decline in revenues was primarily attributed to lower overall spending by the Company’s Mobile Operator customer base, as well as the timing associated with some Private Network projects coming to completion.
GAAP gross margins for the fiscal 2016 fourth quarter were 16.9% as compared to 21.2% in the fiscal 2015 fourth quarter, a reduction of approximately 430 basis points. The decrease in GAAP gross margins was primarily due to an inventory write-down of $5.1 million related to an older product line. Non-GAAP gross margins for the fiscal 2016 fourth quarter, excluding the impact of the inventory write down of $5.1 million and share-based compensation, were 25.7% as compared to 21.3% in the fiscal 2015 fourth quarter, an increase of approximately 440 basis points. The non-GAAP gross margin percentage improvement was primarily driven by reduced supply chain costs.
GAAP total operating expenses for the fiscal 2016 fourth quarter were $23.1 million as compared to $23.7 million reported in the fiscal 2015 fourth quarter, an improvement of $0.6 million or 2.6%. Non-GAAP total operating expenses for the fiscal 2016 fourth quarter, excluding the impact of restructuring charges and share-based compensation, were $21.1 million as compared to $23.0 million reported in the fiscal 2015 fourth quarter, an improvement of $1.9 million or 8.3%. The year-over-year improvement in both the GAAP total operating expenses and non-GAAP total operating expenses is a direct result of the Company’s continuing focus on lowering its overall cost structure.
GAAP operating loss was $13.3 million for the fiscal 2016 fourth quarter as compared to a GAAP operating loss of $5.1 million for the comparable fiscal 2015 period. Non-GAAP operating loss was $6.1 million for the fiscal 2016 fourth quarter as compared to a Non-GAAP operating loss of $4.3 million for the comparable fiscal 2015 period. The Company reported a GAAP loss from continuing operations attributable to Aviat Networks of $15.2 million or a loss of $2.90 per diluted share and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $6.4 million or a loss of $1.22 per diluted share. This compares to a GAAP loss from continuing operations attributable to Aviat Networks of $1.5 million or a loss of $0.29 per diluted share for the comparable year-ago period and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $4.9 million or a loss of $0.94 per diluted share for the comparable year-ago period.

Adjusted EBITDA for the fiscal 2016 fourth quarter was $(4.5) million, compared with $(2.4) million in the year-ago quarter. In the fiscal 2016 fourth quarter, the Company incurred restructuring charges of $1.6 million, FX currency losses in Nigeria of $1.2 million and an inventory write-down of $5.1 million to an older product line. Additionally, the Company recorded a provision for income taxes of $0.8 million in the fiscal 2016 fourth quarter as compared to a benefit from income taxes of $3.7 million in the comparable year-ago period.
Cash and cash equivalents were $30.5 million as of July 1, 2016 as compared to $34.7 million as of July 3, 2015, a decline of $4.2 million. Collections in the fiscal 2016 fourth quarter were less than expected owing to several customers having difficulty obtaining U.S. dollars to pay the Company’s invoices in their countries where central banks are restricting export payments in U.S. dollars. For the year, Aviat’s cash used in operations was $0.1 million, which is inclusive of $3.3 million of restructuring cash expenses. Along with capital expenditures and investing activities $1.8 million and exchange rate changes $2.3 million, the Company used $4.2 million during fiscal 2016.
A reconciliation of GAAP to non-GAAP financial measures for the fourth quarter of fiscal 2016 and the fiscal year 2016 along with the accompanying notes is provided on Table 3 below.
Customer Updates
During the fiscal 2016 fourth quarter, the Company was awarded several multi-year contracts with Private Network accounts, leading to the substantial increase in bookings. As announced, Aviat secured $5.7 million in services orders from a customer in Nigeria, a $2.4 million turnkey project with the National Park Service, and a $5.0 million award from a leading Texas electrical utility. These were in addition to other awards secured by the Company.
Today, the Company also disclosed that it has been awarded up to $38 million in new contracts for two large U.S. states, of which only $11 million was accounted for in Fiscal 2016 bookings. The first is a three-year contract with a potential value of up to $28 million and represents a new customer for Aviat. For this large western state, Aviat will support all statewide mission-critical communications for public safety, first responders and various state agencies. The second, is a three-year $10 million contract with another western state, whereby the Company will provide radios, routers, and its new AviatCloud automation platform, in addition to other services.
Mr. Pangia concluded, “We took several actions based on the market challenges encountered in fiscal 2016, which we believe should result in an improved fiscal 2017 and profitability for our Company and shareholders. To close fiscal 2016 and begin this year with a number of large, competitive contract awards has us excited about the growing opportunities ahead. Our goal remains to bring Aviat to profitability on an Adjusted EBITDA basis for Fiscal 2017. We look forward to reporting on our progress throughout the year.”

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on September 8, 2016 to discuss its financial results for the fourth quarter and year-end of Fiscal 2016. To listen to the live conference call, please dial toll free 888-437-9274 (International toll-free number: 719-325-2381), access code 5229395, by 4:30 p.m. ET. Investors are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.

Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations, basic and diluted net loss per share from continuing operations, adjusted losses before interest, tax, depreciation and amortization (“Adjusted EBITDA”) adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than one million systems sold over 140 countries, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act including Aviat Networks’ beliefs and expectations regarding business conditions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2017, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers; our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 30, 2015 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2016 Fourth Quarter Summary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)	Quarter Ended		Fiscal Year Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Revenues:
Revenue from product sales	$33,225	$55,592	$167,827	$214,874
Revenue from services	25,027	32,138	100,863	121,004
Total revenues	58,252	87,730	268,690	335,878
Cost of revenues:
Cost of product sales	29,765	44,100	128,727	163,890
Cost of services	18,618	25,002	78,246	91,298
Total cost of revenues	48,383	69,102	206,973	255,188
Gross margin	9,869	18,628	61,717	80,690
Operating expenses:
Research and development expenses	5,057	5,999	20,806	25,368
Selling and administrative expenses	16,472	17,434	65,902	76,005
Amortization of identifiable intangible assets	—	95	—	380
Restructuring charges	1,596	204	2,455	4,867
Total operating expenses	23,125	23,732	89,163	106,620
Operating loss	(13,256)	(5,104)	(27,446)	(25,930)
Interest income	64	79	252	360
Interest expense	(13)	(60)	(104)	(388)
Other expense	(1,245)	—	(1,245)	—
Loss from continuing operations before income taxes	(14,450)	(5,085)	(28,543)	(25,958)
Provision for (benefit from) income taxes	779	(3,669)	1,635	(1,310)
Loss from continuing operations	(15,229)	(1,416)	(30,178)	(24,648)
Income from discontinued operations, net of tax	88	44	541	94
Net loss	(15,141)	(1,372)	(29,637)	(24,554)
Less: Net income attributable to noncontrolling interests, net of tax	10	71	270	71
Net loss attributable to Aviat Networks	$(15,151)	$(1,443)	$(29,907)	$(24,625)

Amount attributable to Aviat Networks
Net loss from continuing operations, net of tax	$(15,239)	$(1,487)	$(30,448)	$(24,719)
Net income from discontinued operations, net of tax	$88	$44	$541	$94

Basic and diluted loss per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$(2.90)	$(0.29)	$(5.81)	$(4.77)
Discontinued operations	$0.02	$0.01	$0.10	$0.02
Net loss	$(2.88)	$(0.28)	$(5.71)	$(4.75)
Weighted average shares outstanding, basic and diluted	5,259	5,199	5,238	5,184

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2016 Fourth Quarter Summary
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except share and par value amounts)	July 1, 2016	July 3, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$30,479	$34,735
Short-term investments	222	—
Accounts receivable, net	63,449	83,532
Unbilled costs	5,117	17,289
Inventories	27,293	32,933
Customer service inventories	3,064	6,180
Deferred income taxes	—	1,462
Other current assets	10,790	14,997
Total current assets	140,414	191,128
Property, plant and equipment, net	18,162	24,255
Deferred income taxes	6,068	7,627
Other assets, including restricted cash	1,467	1,705
Total long-term assets	25,697	33,587
TOTAL ASSETS	$166,111	$224,715
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	33,217	46,580
Accrued expenses	23,205	27,214
Advance payments and unearned income	30,615	35,894
Deferred income taxes	—	169
Restructuring liabilities	3,910	3,851
Total current liabilities	99,947	122,708
Unearned income	8,387	9,837
Other long-term liabilities	1,409	2,243
Reserve for uncertain tax positions	1,414	1,435
Deferred income taxes	1,497	4,683
Total liabilities	112,654	140,906
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	53	52
Additional paid-in-capital	811,601	809,788
Accumulated deficit	(747,381)	(717,474)
Accumulated other comprehensive loss	(11,157)	(8,628)
Total Aviat Networks stockholders’ equity	53,116	83,738
Noncontrolling interests	341	71
Total equity	53,457	83,809
TOTAL LIABILITIES AND EQUITY	$166,111	$224,715

AVIAT NETWORKS, INC.
Quarter Ended July 1, 2016 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision or benefit, loss from continuing operations attributable to Aviat Networks, basic and diluted loss per share from continuing operations attributable to Aviat Networks' stockholders, and adjusted losses before interest, tax, depreciation and amortization ("Adjusted EBITDA") attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2016 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Fiscal Year Ended
	July 1, 2016	% of Revenue	July 3, 2015	% of Revenue	July 1, 2016	% of Revenue	July 3, 2015	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$9,869	16.9%	$18,628	21.2%	$61,717	23.0%	$80,690	24.0%
WTM inventory write-down	5,057		—		5,057		—
Share-based compensation	28		45		154		151
Non-GAAP gross margin	14,954	25.7%	18,673	21.3%	66,928	24.9%	80,841	24.1%

GAAP research and development expenses	$5,057	8.7%	$5,999	6.8%	$20,806	7.7%	$25,368	7.6%
Share-based compensation	(19)		(26)		(110)		(108)
Non-GAAP research and development expenses	5,038	8.6%	5,973	6.8%	20,696	7.7%	25,260	7.5%

GAAP selling and administrative expenses	$16,472	28.3%	$17,434	19.9%	$65,902	24.5%	$76,005	22.6%
Share-based compensation	(407)		(391)		(1,572)		(1,928)
Non-GAAP selling and administrative expenses	16,065	27.6%	17,043	19.4%	64,330	23.9%	74,077	22.1%

GAAP operating loss	$(13,256)	(22.8)%	$(5,104)	(5.8)%	$(27,446)	(10.2)%	$(25,930)	(7.7)%
WTM inventory write-down	5,057		—		5,057		—
Share-based compensation	454		462		1,836		2,187
Amortization of intangible assets	—		95		—		380
Restructuring charges	1,596		204		2,455		4,867
Non-GAAP operating loss	(6,149)	(10.6)%	(4,343)	(5.0)%	(18,098)	(6.7)%	(18,496)	(5.5)%

GAAP income tax provision (benefit)	$779	1.3%	$(3,669)	(4.2)%	$1,635	0.6%	$(1,310)	(0.4)%
Adjustment to reflect pro forma tax rate	(479)		4,169		(435)		3,310
Non-GAAP income tax provision	300	0.5%	500	0.6%	1,200	0.4%	2,000	0.6%

GAAP loss from continuing operations attributable to Aviat Networks	$(15,239)	(26.2)%	$(1,487)	(1.7)%	$(30,448)	(11.3)%	$(24,719)	(7.4)%
Share-based compensation	454		462		1,836		2,187
Amortization of intangible assets	—		95		—		380
Restructuring charges	1,596		204		2,455		4,867
Nigeria FX loss on dividend receivable	1,245		—		1,245		—
WTM inventory write-down	5,057		—		5,057		—
Adjustment to reflect pro forma tax rate	479		(4,169)		435		(3,310)
Non-GAAP loss from continuing operations attributable to Aviat Networks	$(6,408)	(11.0)%	$(4,895)	(5.6)%	$(19,420)	(7.2)%	$(20,595)	(6.1)%

	Quarter Ended				Fiscal Year Ended
	July 1, 2016	% of Revenue	July 3, 2015	% of Revenue	July 1, 2016	% of Revenue	July 3, 2015	% of Revenue
	(In thousands, except percentages and per share amounts)
Basic and diluted loss per share from continuing operations attributable to Aviat Networks stockholders:
Basic and diluted:
GAAP	$(2.90)		$(0.29)		$(5.81)		$(4.77)
Non-GAAP	$(1.22)		$(0.94)		$(3.71)		$(3.97)

Weighted average shares outstanding, basic and diluted:
Basic and Diluted:
GAAP	5,259		5,199		5,238		5,184
Non-GAAP	5,259		5,199		5,238		5,184

ADJUSTED EBITDA:

GAAP loss from continuing operations attributable to Aviat Networks	$(15,239)	(26.2)%	$(1,487)	(1.7)%	$(30,448)	(11.3)%	$(24,719)	(7.4)%
Depreciation and amortization of property, plant and equipment	1,604		1,934		6,648		7,242
Interest expense	13		60		104		388
Share-based compensation	454		462		1,836		2,187
Amortization of intangible assets	—		95		—		380
Restructuring charges	1,596		204		2,455		4,867
Nigeria FX loss on dividend receivable	1,245		—		1,245		—
WTM inventory write-down	5,057		—		5,057		—
Provision for (benefit from) income taxes	779		(3,669)		1,635		(1,310)
Adjusted EBITDA	$(4,491)	(7.7)%	$(2,401)	(2.7)%	$(11,468)	(4.3)%	$(10,965)	(3.3)%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP loss from continuing operations attributable to Aviat Networks excluded share-based compensation, foreign exchange loss on intercompany dividend receivable, amortization of intangible assets, specific one-time inventory write-down, restructuring charges and adjustment to reflect pro forma tax rate. Adjusted EBITDA attributable to Aviat Networks was determined by excluding depreciation and amortization on property, plant and equipment, interest expense, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP loss from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2016 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Fiscal Year Ended
(In thousands)	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
North America	$31,267	$38,526	$125,482	$153,239
International:
Africa and Middle East	13,573	27,944	82,742	97,112
Europe and Russia	4,097	7,810	20,539	35,990
Latin America and Asia Pacific	9,315	13,450	39,927	49,537
	26,985	49,204	143,208	182,639
Total Revenue	$58,252	$87,730	$268,690	$335,878

Investor Relations:

Glenn Wiener, Aviat Networks, Inc., 212-786-6011, Investorinfo@aviatnet.com or GWiener@GWCco.com